Exhibit 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio, and the undersigned directors and officers of THE GOODYEAR TIRE & RUBBER COMPANY, hereby constitute and appoint David L. Bialosky, Darren R. Wells, Scott A. Honnold and Richard J. Noechel, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts and things, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary or advisable to enable said THE GOODYEAR TIRE & RUBBER COMPANY to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration, under the Securities Act of 1933, as amended, of up to a maximum of 11,000,000 shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants and awards, performance grants and awards or other stock-based grants and awards made under, the 2013 PERFORMANCE PLAN OF THE GOODYEAR TIRE & RUBBER COMPANY and the resale of such shares by certain persons acquiring such shares; including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of THE GOODYEAR TIRE & RUBBER COMPANY, and the names of the undersigned directors and officers in the capacities indicated below, to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to said Registration Statement and to any and all instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 23rd day of April 2013.

Attest:	THE GOODYEAR TIRE & RUBBER COMPANY

/s/ David L. Bialosky	By	/s/ Richard J. Kramer
David L. Bialosky, Secretary		Richard J. Kramer,
Chairman of the Board,
Chief Executive Officer and President

Director, Chairman of the Board, Chief Executive Officer and President (principal executive officer)	/s/ Richard J. Kramer
Richard J. Kramer

Executive Vice President and Chief Financial Officer (principal financial officer)	/s/ Darren R. Wells
Darren R. Wells

Vice President and Controller (principal accounting officer)	/s/ Richard J. Noechel
Richard J. Noechel

Director	/s/ William J. Conaty
William J. Conaty

Director	/s/ James A. Firestone
James A. Firestone

Director	/s/ Werner Geissler
Werner Geissler

Director	/s/ Peter S. Hellman
Peter S. Hellman

Director	/s/ W. Alan McCollough
W. Alan McCollough

Director	/s/ John E. McGlade
John E. McGlade

Director	/s/ Roderick A. Palmore
Roderick A. Palmore

Director	/s/ Shirley D. Peterson
Shirley D. Peterson

Director	/s/ Stephanie A. Streeter
Stephanie A. Streeter

Director	/s/ Thomas H. Weidemeyer
Thomas H. Weidemeyer

Director	/s/ Michael R. Wessel
Michael R. Wessel